SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: August 21, 2002

               (Date of earliest event reported): August 20, 2002

                              VISUAL NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

     000-23699                                             52-1837515
(Commission File No.)                          (IRS Employer Identification No.)

                                2092 Gaither Road
                            Rockville, Maryland 20850
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (301) 296-2300


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Item 5. Other Events.

      In July, August and September 2000, several purported class action complaints were filed against us and Mr. Scott Stouffer, chairman of our board and our former chief executive officer (collectively the "defendants"). These complaints have since been combined into a single consolidated amended complaint (the "complaint"). The complaint alleges that between February 7, 2000 and August 23, 2000, the defendants made false and misleading statements that had the effect of inflating the market price of our stock, in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. On August 20, 2002, United States District Judge Deborah K. Chasanow entered an order in the United States District Court for the District of Maryland dismissing the consolidated securities class action complaint filed against us and Mr. Stouffer. The plaintiffs have 30 days from the entering of the order to appeal the District Court's decision.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Not Applicable.

     (b) Not Applicable.

     (c) Exhibits.

         99.1     Press Release dated August 20, 2002

Item 9. Regulation FD Disclosure

      In accordance with General Instruction B.2. of Form 8-K, the information contained in the press release attached as Exhibit 99.1 hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such press release be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  August 21, 2002                    Visual Networks, Inc.


                                          /s/ Elton R. King
                                          ------------------------
                                          By:    Elton R. King
                                          Title: President and Chief Executive
                                                 Officer